Exhibit 99.2

OptimizeRx Announces Pricing of Public Offering of Common Stock

ROCHESTER, Mich., Dec. 18, 2018 – OptimizeRx Corporation (Nasdaq: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, today announced the pricing of the previously announced underwritten public offering by WPP Luxembourg Gamma Three S.à r.l., a shareholder of OptimizeRx, of 2,103,702 shares of OptimizeRx common stock, at a public offering price of $10.00 per share. In connection with the offering, OptimizeRx granted the underwriters a 30-day option to purchase up to an additional 315,555 newly issued shares of common stock from the Company at the public offering price less the underwriting discount and commissions. The offering is expected to close on or about December 20, 2018, subject to customary closing conditions.

OptimizeRx will not receive any proceeds from the sale of the shares by the selling shareholder. If the underwriters’ option to purchase up to the additional 315,555 shares of common stock offered by OptimizeRx is exercised in full, OptimizeRx would receive net proceeds of approximately $2.9 million, which will be used by the Company for working capital and other general corporate purposes.

William Blair & Company, L.L.C. and B. Riley FBR, Inc. are the joint book-running managers for the offering.

Roth Capital Partners, LLC and Lake Street Capital Markets, LLC are acting as the financial advisors for the offering.

The shares of common stock described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-228357) that was originally filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018 and declared effective by the SEC on December 11, 2018. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and the accompanying base prospectus relating to the offering and the shares of common stock being offered will be filed with the SEC. Copies of the registration statement, the final prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at http://www.sec.gov or, when available, from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Phone: (800) 621-0687; Email: prospectus@williamblair.com; and from B. Riley FBR, Inc., Attention: Syndicate Prospectus Department, 1400 North 17th Street, Suite 1300, Arlington, VA 22209; Phone: (703) 312-9580; Email: prospectuses@brileyfbr.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow. The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest. The Company’s mobile messaging platform also supports direct, real-time communication to patients for improved medication adherence, affordability, and healthcare outcomes.

Important Cautions Regarding Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the proposed public offering, the filing of the registration statement and potential market opportunity for our product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions, our ability to satisfy the closing conditions of the offering, the timing or occurrence of the closing, and the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement filed with the Securities and Exchange Commission (SEC) on December 17, 2018 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K filed with the SEC on March 8, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

(Tel) 860-800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team